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                                                                     EXHIBIT 5.1



             [Letterhead of Wilson Sonsini Goodrich & Rosati, P.C.]

                                October 26, 2004

Proxim Corporation
935 Stewart Drive
Sunnyvale, CA  94085

           RE: PROXIM CORPORATION--REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT"), filed or to be filed by Proxim Corporation, a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") in connection with the registration pursuant to the Securities Act of 1933, as amended (the "ACT"), of the Securities (as defined below). The Registration Statement relates to the proposed issuance and sale, from time to time pursuant to Rule 415 under the Act as set forth in the Registration Statement, the prospectus contained therein (the "PROSPECTUS") and the supplements to the prospectus referred to therein (the "PROSPECTUS SUPPLEMENTS"), of up to an aggregate offering price of $50,000,000 or the equivalent thereof, of shares of the Company's common stock, $0.01 par value per share (the "COMMON STOCK"), and warrants to purchase shares of the Company's Common Stock (the "WARRANTS") (the Common Stock and the Warrants are collectively referred to herein as the "SECURITIES").

         We have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In such examination, we have assumed (i) the genuineness of all signatures on original documents, (ii) the authenticity and completeness of all documents submitted to us as originals, (iii) the conformity to original documents of all copies submitted to us, (iv) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (v) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (vi) a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) any Securities issuable upon exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such exercise; and (x) with respect to shares of Common Stock offered or issuable upon exercise of Warrants offered, there will be sufficient shares of Common
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Proxim Corporation
October 26, 2004
Page 2


Stock authorized under the Company's organizational documents and not otherwise reserved for issuance.

         Based on such examination, we are of the opinion that:

         1. with respect to shares of Common Stock, when both (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "BOARD") has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and
(b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, then the shares of Common Stock will be validly issued, fully paid and nonassessable; and

         2. with respect to the Warrants, when both (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the Warrants and related matters and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant or similar agreement duly authorized, executed and delivered by the Company and the other parties thereto and the certificates for the Warrants have been duly executed and delivered by the Company and such other parties, then the Warrants will be validly issued, fully paid and nonassessable.

         We are members of the Bar of the State of California and we express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America, the General Corporation Law of the State of Delaware ("DELAWARE GENERAL CORPORATION LAW") and the laws of the State of California. We are not licensed to practice law in the State of Delaware, and our opinions as to the Delaware General Corporation Law are based solely on our review of standard compilations of the official statutes of Delaware and without reference to its conflict of law rules.

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Proxim Corporation
October 26, 2004
Page 3


         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                           WILSON SONSINI GOODRICH & ROSATI
                                           Professional Corporation

                                           /s/ WILSON SONSINI GOODRICH & ROSATI,
                                           P. C.